FIRST AMENDMENT
To
EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT ("1st Amendment") made and entered into on this 1st day of July, 2009 (the "Effective Date"), by and between Vystar Corporation, a Georgia corporation (the "Company"), and Sandra Parker, a resident of the State of Georgia ("Employee").

WHEREAS, the Parties hereto executed an Employment Agreement dated April 1, 2008 ("Agreement"); and

WHEREAS, the Parties desire to make changes to the compensation outlined in the Agreement to add a commission structure, bonus stock option targets and a modified salary figure.

NOW, THEREFORE, in exchange for the mutual consideration given, the Parties agree to amend the Agreement by amending the agreement as follows.

1. **Paragraph 4 Compensation** shall be amended by changing section (i) in its entirety as follows:

   (i) the Company will pay Employee a salary, plus commission, and a bonus if certain objectives are met, as determined and in accordance with Schedule A,"

2. **Paragraph 7 Termination of Agreement Upon Sale or Termination of Company's Business** subparagraph b shall be amended to read as follows:

   b. If the Company terminates Employee pursuant to Paragraph 7(a), Company will, for the Severance Period (as defined in Paragraph 10(c)), pay Employee her then current Salary, along with any Commission and/or Bonus that is earned up to the date of Termination, and provide Employee with Group Health Insurance, but Company shall not be required to pay any other compensation or provide any other benefits.

3. **Paragraph 10 c. Effect of Termination** Section (1) shall be amended to read as follows:

   In the event Employee is terminated by the Company without cause (other than during the Probationary Period pursuant to paragraph 3), the Company shall (i) pay Employee her then current Salary and any Commission and/or Bonus earned up to and through the Termination Date and (ii) provide Employee with Group Health Insurance, but no other compensation or benefits, for three (3) months ("Severance Period") beginning with the Date of Termination ("Severance Payment").

4. **Schedule A** shall be amended as follows:
   a. **Annual Salary** shall be modified to reflect an annual salary of $125,000, and the asterisk ("*") reference shall be replaced in its entirety with the following:

      The Salary may be adjusted annually each year based on Employee's performance review by her Supervisor.

   b. **Salary** shall be modified by replacing the Monthly Salary figure with $10,416.00.

   c. **Bonus** shall be replaced in its entirety with the following:

      Employee's Sales Quota for the period of July 1, 2009 through June 30, 2010 shall be 1,286 metric tons of Company total product sales and/or license sales, described below as "Total Raw Material Revenue" and "Total License Revenue", less any returns or credits Company issues ("Total Product Revenue"). In the event that Employee exceeds this Quota, she shall receive an additional cash bonus according to the following schedule:

      105% of Quota (or 1,350 metric tons): 1% of Total Product Revenue
      110% of Quota (or 1,415 metric tons): 1.25% of Total Product Revenue
      115% of Quota (or 1,479 metric tons): 1.50% of Total Product Revenue
      120% of Quota (or 1,543 metric tons): 1.75% of Total Product Revenue
      125% of Quota (or 1,607 metric tons): 2.00% of Total Product Revenue

      If Employee is eligible for any such Bonus, Company shall make such award to Employee within sixty (60) days of June 30, 2010, or by September 1, 2010 in Company's standard payroll for that period.

   d. **Commission** shall be replaced in its entirety with the following:

      In addition to the Salary and any Bonus earned by Employee, Employee shall receive Commission payments as follows:
      1. *One percent (1%) of the gross revenue, less any refunds or credits Company extends, for all sales of Company product made in that month ("Total Raw Material Revenue"); and*
      2. *Two percent (2%) of the gross revenue, less any refunds or credits Company extends, for all licensing sales and/or royalty payments received by Company for the use of Company's technology by another manufacturer ("Total License Revenue").*

All other provisions of the Agreement shall remain unchanged with full force and effect.

IN WITNESS WHEREOF, the undersigned Parties have read, understood and agree to the terms contained herein and have executed this Amendment as o the day and year first written above.

VYSTAR CORPORATION

By: ____________________
(Signature)

Name: William R. Doyle

Title: President & CEO

EMPLOYEE

____
Name: Sandra Parker